
                                                            EXHIBIT 12
                                                    FLEET FINANCIAL GROUP, INC.
                                           COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                             TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                  EXCLUDING INTEREST ON DEPOSITS
                                                            (thousands)

                                                                                     Year Ended December 31
                                                --------------------------------------------------------------------------------
                                                   1994            1993              1992               1991              1990
                                                ----------      ----------         --------           --------          --------
 Earnings:
        Net income (loss)                       $  612,931      $  488,049         $279,843           $ 97,672          $(73,687)
 Adjustments:
    (a)  Applicable income taxes (benefits)        397,708         327,407          228,526             55,176           (89,636)
    (b)  Fixed charges:
        (1)  Interest on borrowed funds            526,397         417,301          386,275            449,544           782,814
        (2)  1/3 of rent                            33,706          34,217           29,672             23,033            19,121
    (c)  Preferred dividends                        24,742          36,927           49,706             21,958            12,990
                                                ----------      ----------         --------           --------          --------
    (d)  Adjusted earnings                      $1,595,484      $1,303,901         $974,022           $647,383          $651,602
                                                ==========      ==========         ========           ========          ========
 Fixed charges [b(1) + b(2) + c]                $  584,845      $  488,445         $465,653           $494,535          $814,925
                                                ==========      ==========         ========           ========          ========

 Adjusted earnings/fixed charges                      2.73 x          2.67 x           2.09 x             1.31 x            0.80 x*
                                                ==========      ==========         ========           ========          ========

                                                  INCLUDING INTEREST ON DEPOSITS

                                                                         Year Ended December 31
                                                --------------------------------------------------------------------------------
                                                 1994              1993             1992               1991              1990
                                                ----------      ----------       ----------         ----------        ----------
 Earnings:
        Net income (loss)                       $  612,931      $  488,049         $279,843           $ 97,672          $(73,687)
 Adjustments:
    (a)  Applicable income taxes (benefits)        397,708         327,407          228,526             55,176           (89,636)
    (b)  Fixed charges:
        (1)  Interest on borrowed funds            526,397         417,301          386,275            449,544           782,814
        (2)  1/3 of rent                            33,706          34,217           29,672             23,033            19,121
        (3)  Interest on deposits                  764,186         744,080        1,076,368          1,480,395         1,343,417
    (c)  Preferred dividends                        24,742          36,927           49,706             21,958            12,990
                                                ----------      ----------       ----------         ----------        ----------
    (d)  Adjusted earnings                      $2,359,670      $2,047,981       $2,050,390         $2,127,778        $1,995,019
                                                ==========      ==========       ==========         ==========        ==========
 Fixed charges [b(1) + b(2) + b(3) +c]          $1,349,031      $1,232,525       $1,542,021         $1,974,930        $2,158,342
                                                ==========      ==========       ==========         ==========        ==========

 Adjusted earnings/fixed charges                      1.75 x          1.66 x           1.33 x             1.08 x            0.92 x*
                                                ==========      ==========       ==========         ==========        ==========


* Note that earnings are inadequate to cover fixed charges, the deficiency being $163,323 for both the ratio excluding and including interest on deposits


                                                     EXHIBIT 12 - (continued)
                                                    FLEET FINANCIAL GROUP, INC.
                                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                                  EXCLUDING INTEREST ON DEPOSITS
                                                            (thousands)

                                                                            Year Ended December 31
                                                    --------------------------------------------------------------------
                                                       1994           1993           1992           1991          1990
                                                    ----------     ----------      --------       --------      --------
  Earnings:
         Net income (loss)                           $ 612,931      $ 488,049      $279,843       $ 97,672      $(73,687)
  Adjustments:
     (a)  Applicable income taxes (benefits)           397,708        327,407       228,526         55,176       (89,636)
     (b)  Fixed charges:
         (1)  Interest on borrowed funds               526,397        417,301       386,275        449,544       782,814
         (2)  1/3 of rent                               33,706         34,217        29,672         23,033        19,121
                                                    ----------     ----------      --------       --------      --------
     (c)  Adjusted earnings                         $1,570,742     $1,266,974      $924,316       $625,425      $638,612
                                                    ==========     ==========      ========       ========      ========
  Fixed charges [b(1) + b(2)]                       $  560,103     $  451,518      $415,947       $472,577      $801,935
                                                    ==========     ==========      ========       ========      ========

  Adjusted earnings/fixed charges                         2.80 x         2.81 x        2.22 x         1.32 x        0.80 x*
                                                    ==========     ==========      ========       ========      ========

                                                  INCLUDING INTEREST ON DEPOSITS

                                                                            Year Ended December 31
                                                    --------------------------------------------------------------------
                                                       1994           1993          1992           1991          1990
                                                    ----------     ----------    ----------     ----------    ----------
  Earnings:
         Net income (loss)                          $  612,931     $  488,049    $  279,843     $   97,672    $  (73,687)
  Adjustments:
     (a)  Applicable income taxes (benefits)           397,708        327,407       228,526         55,176       (89,636)
     (b)  Fixed charges:
         (1)  Interest on borrowed funds               526,397        417,301       386,275        449,544       782,814
         (2)  1/3 of rent                               33,706         34,217        29,672         23,033        19,121
         (3)  Interest on deposits                     764,186        744,080     1,076,368      1,480,395     1,343,417
                                                    ----------     ----------    ----------     ----------    ----------
     (c)  Adjusted earnings                         $2,334,928     $2,011,054    $2,000,684     $2,105,820    $1,982,029
                                                    ==========     ==========    ==========     ==========    ==========
   Fixed charges [b(1) + b(2) + b(3)]               $1,324,289     $1,195,598    $1,492,315     $1,952,972    $2,145,352
                                                    ==========     ==========    ==========     ==========    ==========

  Adjusted earnings/fixed charges                         1.76 x         1.68 x        1.34 x         1.08 x        0.92 x*
                                                    ==========     ==========    ==========     ==========    ==========

* Note that earnings are inadequate to cover fixed charges, the deficiency being $163,323 for both the ratio excluding and including interest on deposits